UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Formation and Governance of CCT Funding

On July 15, 2011, we formed CCT Funding LLC, a wholly-owned Delaware limited liability company (“CCT Funding”). The primary purpose of CCT Funding is to function as our special purpose, bankruptcy-remote, financing subsidiary in connection with the Credit Agreement (as defined and discussed below under the section of this Item 1.01 captioned “Deutsche Bank Credit Facility”).

LLC Agreement

On August 22, 2011 (the “Effective Date”), as sole member of CCT Funding, we entered into the limited liability company agreement (the “LLC Agreement”) that will govern the business and affairs of CCT Funding. Initially, the LLC Agreement provides for two managers, an independent manager (the “Independent Manager”) and a designated manager (the “Designated Manager”). Donald Puglisi was appointed as the initial Independent Manager and, in that capacity, he is a party to the LLC Agreement. We have been appointed as the Designated Manager and as such have full and exclusive control of CCT Funding’s business and make all decisions affecting its affairs (except as discussed below with respect to certain material actions).

Under the terms of the LLC Agreement, CCT Funding is required to have at least one Independent Manager while CCT Funding has any outstanding obligations under the Credit Agreement. The unanimous consent of all managers, including the Independent Manager(s), is required in order for CCT Funding to take certain specified material actions, including, among others, the following:

•	engaging in any business or activity other than those specified in the LLC Agreement;

•

dissolving or liquidating (in whole or in part), legally consolidating or merging with or into any other entity, or conveying or transferring all or substantially all of its properties and assets to any entity, in each case except as permitted under the Credit Agreement and related transaction documents;

•	instituting or consenting to insolvency proceedings, or similar or related actions, with respect to itself; and

•

amending or repealing certain key provisions of the LLC Agreement, including authorizing any such amendment to provide for the removal and/or substitution of any Independent Manager unless a new Independent Manager is appointed and accepts such appointment.

Pursuant to the terms of the LLC Agreement, we, as Designated Manager, have agreed to take all steps necessary to continue the identity of CCT Funding as a separate legal entity and CCT Funding has agreed not to, among other things (i) commingle its assets with the assets of any of its affiliates, (ii) fail to maintain its separate books and records or (iii) enter into any agreement with an affiliate except upon terms and conditions that are commercially reasonable.

Asset Contribution Agreement

On the Effective Date, we entered into an asset contribution agreement (the “Asset Contribution Agreement”) with CCT Funding, pursuant to which we agreed to contribute to CCT Funding from time to time all of our interests in certain of our assets (which may include cash or investments). All transfers and conveyances under the Asset Contribution Agreement are irrevocable and generally without recourse to us. We will retain a residual interest in any assets contributed by us to CCT Funding through our 100% equity ownership of CCT Funding. In addition to asset contributions from us, CCT Funding may use cash to purchase additional investments from various sources.

Deutsche Bank Credit Facility

Credit Agreement

On the Effective Date, CCT Funding entered into a credit agreement (the “Credit Agreement”) with Deutsche Bank AG, New York Branch (“Deutsche Bank”). Deutsche Bank is the sole initial lender and also serves as administrative agent for the credit facility established pursuant to the Credit Agreement.

The Credit Agreement provides for borrowings in an aggregate amount up to $75,000,000, with an accordion feature that can increase the aggregate maximum credit commitment up to $250,000,000, if exercised. Pursuant to the terms and conditions of the Credit Agreement (i) CCT Funding may commence borrowing when its initial net asset value is established at $15,000,000, and (ii) prior to the time that CCT Funding’s net assets exceed $25,000,000, the credit facility will be provided by Deutsche Bank to CCT Funding on a non-committed basis. Once CCT Funding’s net assets exceed $25,000,000, the Credit Agreement provides that the credit facility will be provided on a committed basis. If CCT Funding were to borrow under the credit facility, then, under the terms of the Credit Agreement, until CCT Funding’s net asset value is at least $25,000,000, we will be obligated to contribute to CCT Funding 80% of the proceeds of any additional equity capital raised by us (net of all sales load, selling costs and expenses, and excluding any distributions made by us to our shareholders).

Loans under the Credit Agreement will generally bear interest based on a one-month adjusted London interbank offered rate for the relevant interest period, plus a spread of 1.70% per annum. Interest is payable monthly in arrears. Any amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 22, 2013.

Borrowings under the Credit Agreement will be subject to compliance with a borrowing base, pursuant to which the amount of funds advanced by Deutsche Bank to CCT Funding will vary depending upon the types of assets in CCT Funding’s portfolio. The occurrence of certain events described as “Super-Collateralization Events” in the Credit Agreement, or a decline in CCT Funding’s net asset value below a specified threshold, results in a lowering of the amount of funds that Deutsche Bank will advance against such assets. Super-Collateralization Events include, without limitation: (i) certain key employees ceasing to be directors, principals, officers or investment managers of our investment sub-advisor, KKR Asset Management LLC (“KKR”); (ii) the bankruptcy or insolvency of KKR or our investment advisor, CNL Fund Advisors Company (“CNL”); (iii) KKR’s ceasing to act as sub-advisor for us and/or CCT Funding, or CNL’s ceasing to act as investment advisor for us and/or CCT Funding; (iv) our ceasing to act as CCT Funding’s investment manager, becoming bankrupt or insolvent, defaulting on certain material agreements or failing to maintain a net asset value above a specified threshold; and (v) fraud or other illicit acts by us, KKR or CNL in our or their respective investment advisory capacities. If we are removed as the investment manager of CCT Funding, the applicable interest rate may increase by up to 1.00% in addition to triggering a Super-Collateralization Event.

Under the Credit Agreement, CCT Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for credit facilities of this nature. In addition to other customary events of default included in financing transactions, the Credit Agreement contains the following events of default: (a) the failure to make principal payments when due or interest payments within three business days of when due; (b) borrowings under the credit facility exceeding the applicable advance rates; (c) the purchase by CCT Funding of certain ineligible assets; (d) the insolvency or bankruptcy of CCT Funding or us; (e) the decline of CCT Funding’s net asset value below a specified threshold; and (f) fraud or other illicit acts by us, KKR or CNL in our or their respective investment advisory capacities. During the continuation of an event of default, CCT Funding must pay interest at a default rate.

By the terms and conditions of the Credit Agreement, CCT Funding is required to pay certain fees in connection with the credit facility, including a fee on the unused portion of the commitment under the credit facility. CCT Funding may prepay any borrowing at any time without premium or penalty, except that CCT Funding may be liable for certain funding breakage fees if prepayments occur prior to expiration of the relevant interest period. CCT Funding may also permanently reduce all or a portion of the commitment amount under the credit facility upon payment of a commitment reduction fee, or without a fee if the credit facility is replaced with another financing facility provided by Deutsche Bank.

Borrowings of CCT Funding will be considered borrowings by us for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940 applicable to business development companies. The obligations of CCT Funding under the Credit Agreement are non-recourse to us.

Security Agreement

CCT Funding and Deutsche Bank, in its capacity as administrative agent, have entered into a security agreement dated as of the Effective Date (the “Security Agreement”) pursuant to which CCT Funding’s obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the assets of CCT Funding, including its portfolio of investments (the “Pledged Property”).

Custodial Agreement

In connection with the first-priority security interest established under the Security Agreement, all of the Pledged Property will be held in the custody of Deutsche Bank Trust Company Americas, as custodian (the “Custodian”). The Custodian will maintain and perform certain custodial services with respect to the Pledged Property pursuant to a custodial agreement (the “Custodial Agreement”) among us, CCT Funding, Deutsche Bank, as administrative agent, and the Custodian. Generally, the Custodian will only be authorized to make distributions and payments from Pledged Property based on the written instructions of Deutsche Bank, in its capacity as administrative agent.

As compensation for the services rendered by the Custodian, CCT Funding will pay the Custodian, on a quarterly basis, customary fee amounts and reimburse the Custodian for its reasonable out of pocket expenses. The Custodial Agreement and the obligations of the Custodian will continue until Deutsche Bank, as administrative agent, has determined that the specified release conditions (essentially, that the revolving credit commitments under the Credit Agreement have expired or been terminated and all obligations of CCT Funding under the Credit Agreement have been paid in full) have occurred, and has given written notice to that effect to the Custodian.

Management Agreement

CCT Funding has appointed us to manage its assets pursuant to the terms of an investment management agreement (the “Management Agreement”). These services will be provided by us through our advisors, CNL Fund Advisors Company (“CNL”) and KKR Asset Management LLC (“KKR”, together with CNL, the “Advisors”) pursuant to our Investment Advisory Agreement with CNL and the Sub-Advisory Agreement among us and the Advisors. The services to be provided by us, as manager under the Management Agreement, will include, among other things, the following:

•	determining the specific assets to be purchased or sold by CCT Funding, taking into consideration the payment obligations of CCT Funding under the Credit Agreement;

•	effecting the purchase and sale of assets of CCT Funding;

•	making determinations with respect to CCT Funding’s exercise of any rights or remedies in connection with its assets; and

•

determining the extent to which investments made by CCT Funding are (or are not) eligible investments under applicable collateralization requirements of the Credit Agreement, and otherwise managing CCT Funding’s investments within the parameters set forth in the Credit Agreement.

As compensation for the services rendered by us pursuant to the Management Agreement, CCT Funding will, subject to certain exceptions, be required to pay us, monthly in arrears, an amount equal to 0.35% per annum of the aggregate principal balance of specified assets (essentially, cash, cash equivalents, bank loans and corporate bonds and other corporate debt securities) owned by CCT Funding. This fee will be retained by us and not shared with our Advisors.

* * *

The respective summaries of the LLC Agreement, Asset Contribution Agreement, Credit Agreement, Security Agreement, Custodial Agreement and Management Agreement set forth above in this Item 1.01 do not purport to be complete in scope and are qualified in their entirety by the full text of those agreements.

Item 2.03. Creation of a Direct Financial Obligation

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On August 26, 2011, we issued a press release announcing CCT Funding’s entry into the Credit Agreement with Deutsche Bank and certain terms and conditions of the related credit facility. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

On August 26, 2011, we issued a press release announcing our initial portfolio company investments. A copy of this press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated August 26, 2011.

99.2	Press release dated August 26, 2011.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2011	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Deryck A. Harmer
Deryck A. Harmer
Senior Vice President